AXA PREMIER VIP TRUST
10f-3 TRANSACTION SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH
     AN AFFILIATED UNDERWRITER PARTICIPATES)
FOR THE PERIOD
JANUARY 1, 2004 - JUNE 30, 2004

						Underwriter
						from Whom		Principal Amount of	Aggregate Amount
Fund Name			Purchase Date	Purchased		Purchase by Advisor	of Offering

(1) AXA Premier VIP High Yield	03/03/04	Bank of America NA	$15,000,000		$150,000,000
     (Pimco Sleeve)
						Commission
				Purchase 	Spread or
				Price		Profit			Security		Affiliated Underwriter

				$100.00	 	216 BP vs T 4.00 	Airgas, Inc.		PNC Capital Markets
						02/15/2014

						Underwriter
						from Whom		Principal Amount of	Aggregate Amount
Fund Name			Purchase Date	Purchased		Purchase by Advisor	of Offering

(2) AXA Premier VIP High Yield	03/05/04	JP Morgan Chase & Co.	$15,000,000		$300,000,000
     (Pimco Sleeve)
						Commission
				Purchase 	Spread or
				Price		Profit			Security		Affiliated Underwriter

				$100.00	 	266 BP vs T 4.00 	Trinity Industries LE	Dresdner Kleinwort Wasserstein
						02/15/2014

						Underwriter
						from Whom		Principal Amount of	Aggregate Amount
Fund Name			Purchase Date	Purchased		Purchase by Advisor	of Offering

(3) AXA Premier VIP High Yield	02/26/04	Merrill Lynch 		$118,500,000		$600,000,000
     (Pimco Sleeve)
						Commission
				Purchase 	Spread or
				Price		Profit			Security		Affiliated Underwriter

				$100.00		0.325%			Ukraine Government	Dresdner Kleinwort Wasserstein